Exhibit 99.6

SUN HEALTHCARE GROUP, INC. ATTN: MIKE BERG 101 SUN AVENUE N. E. ALBUQUERQUE, NM 87109

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M27289-S69126	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN HEALTHCARE GROUP, INC.

The Board of Directors recommends a vote
FOR proposals 1, 2 and 3.		For	Against	Abstain

1.	To consider and vote upon a proposal to distribute to the stockholders of Sun Healthcare Group, Inc., on a pro rata basis, all of the outstanding shares of common stock of SHG Services, Inc.	☐	☐	☐

2.	To consider and vote upon a proposal to adopt the agreement and plan of merger between Sun Healthcare Group, Inc. and Sabra Health Care REIT, Inc.	☐	☐	☐

3.	To consider and vote upon a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 or Proposal 2.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon.

When signing as attorney, executor, administrator, or

other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a

corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at www.sunh.com. Stockholders can also view these materials at www.proxyvote.com by using their 12-digit control number.

M27290-S69126

SUN HEALTHCARE GROUP, INC. This proxy is solicited by the Board of Directors Special Meeting of Stockholders
, 2010 at 8:00 a.m.

The stockholder(s) hereby appoint(s) Richard K. Matros and L. Bryan Shaul, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of SUN HEALTHCARE GROUP, INC. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held on , 2010 at 8:00 a.m., local time, and at any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2 and 3. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side